Exhibit 10.16

FORM OF

MN8 ENERGY, INC.

EXECUTIVE SEVERANCE PLAN PARTICIPATION AGREEMENT (SPAIN)

[Date]

[Name of Eligible Executive]

Re:	Participation Agreement – MN8 Energy, Inc. Executive Severance Plan

Dear [First Name of Eligible Executive]:

We are pleased to inform you that you have been designated as eligible to participate in the MN8 Energy, Inc. Executive Severance Plan (as it may be amended from time to time, the “Plan”) [as a Tier [1 // 2 // 3] Executive]. Pursuant to your participation in the Plan, you are eligible to receive certain payments upon a Qualifying Termination or a CIC Qualifying Termination.

Irrespective of the terms of the Plan, you will not be eligible to receive the COBRA Benefit or the CIC COBRA Benefit described therein. If you experience a Qualifying Termination or a CIC Qualifying termination, respectively, you may elect to have your Company healthcare benefits continue, in accordance with the terms of the Plan, and you will be reimbursed for the cost of the premiums to continue such healthcare coverage under the Company’s benefit plans for either the COBRA Continuation Period or the CIC COBRA Continuation Period, whichever is applicable. In the event that the foregoing arrangement causes adverse tax or legal consequences under U.S. or Spanish laws and regulations, you hereby agree that you, the Company and any relevant member of the Company Group will work together to produce a reasonable and viable alternative arrangement.

Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of the Plan, which sets forth certain obligations with respect to post-termination cooperation. You agree that the terms of the Plan are reasonable in all respects. You further acknowledge that receipt of severance benefits following a Qualifying Termination or CIC Qualifying Termination under the Plan is contingent upon your execution of a general release of claims at the time of such Qualifying Termination or CIC Qualifying Termination and continued compliance with your obligations pursuant to any other written agreement between you and any member of the Company Group, including the restrictive covenants set forth in the award agreements entered into with the Company pursuant to the MN8 Energy, Inc. 2022 Long Term Incentive Plan (the “Incentive Plan”).

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior term sheets, employment agreements or letters containing change in control and/or severance provisions, change in control and/or severance benefit policies, plans and arrangements of the Company or any other member of the Company Group, if any, (and supersede all prior oral or written communications by the Company or any of other member of the Company Group with respect to change in control benefits or severance benefits, if any), and any such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect with respect to your participation therein. Notwithstanding the termination of all prior agreements pertaining to change in control and/or severance provisions, you acknowledge and agree that your Awards (as defined in the Incentive Plan) will continue to be governed by the terms of the Incentive Plan and the award agreements thereunder, and your obligation to continue to comply with your obligations pursuant to the award agreements under the Incentive Plan will survive the termination of all prior agreements pertaining to change in control and/or severance provisions.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement. Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [Name] no later than [Date].

[Signature Page Follows]

IN WITNESS WHEREOF, [Executive’s first and last name] and Company have executed this Agreement effective as of the Effective Date.

MN8 ENERGY, INC.

By:
Name: [●]
Title: [●]

AGREED AND ACCEPTED

This day of , 2022 by:

[Executive’s first and last name]
Address:

SIGNATURE PAGE TO

PARTICIPATION AGREEMENT

ANNEX A

MN8 ENERGY, INC.

EXECUTIVE SEVERANCE PLAN

[See attached.]

A-1